Investor Relations Contact:	October 21, 2004
Steve Belgrad, 303-394-7706

Media Contacts:
Blair Johnson, 720-210-1439
Shelley Peterson, 303-316-5625

JANUS ANNOUNCES THIRD QUARTER 2004 RESULTS

Investment Performance Improves for the Fifth Consecutive Quarter

Firm Reports Quarterly Earnings of $0.22 per Diluted Share,

$0.15 per Diluted Share on an Adjusted Basis

DENVER — Janus Capital Group Inc. (NYSE: JNS) today reported third quarter 2004 GAAP net income of $51.3 million, or $0.22 per diluted share, compared with net income of $50.9 million, or $0.22 per diluted share, in the third quarter of 2003.

To provide a more comparable basis for evaluating Janus’ operating results and financial performance over time, Janus management analyzes historical results after adjusting for certain items that are neither ongoing nor operational in nature. The company believes that excluding these items is useful to both management and investors as it facilitates more useful period-to-period comparisons of the Company’s operations. (Please see reconciliation of such items on pages 8 and 9 of this release.) The third quarter 2004 adjusted numbers exclude: i) the benefit of $25.0 million of income tax-related credits; ii) an $8.2 million facility charge; and iii) an after-tax loss of $3.6 million from the sale of Bay Isle Financial LLC’s Private Client Asset Management division. The third quarter 2003 was affected by $9.0 million of costs from the mutual fund investigation and $2.6 million of corporate reorganization costs.

Excluding the previously mentioned items, third quarter 2004 adjusted net income totaled $34.3 million, or $0.15 per diluted share, compared with third quarter 2003 adjusted net income of $62.4 million, or $0.27 per diluted share. (The 2003 figure includes $0.05 per share of equity earnings from Janus’ former investment in DST Systems, Inc.)

Janus’ investment management business reported third quarter 2004 operating income of $53.5 million and operating margins of 24.9%, compared with operating income of $80.3 million and operating margins of 31.3% in the third quarter 2003. Third quarter 2004 adjusted operating income and margins totaled $66.3 million and 30.8%, respectively, compared with $91.9 million and 35.8%, respectively, in the third quarter 2003. The decline in operating results was primarily due to lower average assets under management and the previously disclosed reduction of management fees that became effective July 1, 2004.

Comparing the first nine months of 2004 with the same period last year, the investment management segment reported improved adjusted operating income and margins despite lower revenues. Janus achieved those improvements while increasing compliance-related expenditures and eliminating the use of soft dollars for third-party research.

CEO’s Perspective

As the end of the year approaches, Janus is entering a new era, said Chairman and CEO Steve Scheid.

“We’re setting the tone at the top,” Scheid said, “by instituting a series of corporate governance measures and strengthening our internal controls. At the same time, we’re moving from a time of transition to one of proactive execution. As we build our business, we’re shifting from defense to offense - while always making fundholders’ interests our top priority.”

During the last few months, Janus has put a new management team in place, finalized its regulatory settlement and strengthened its balance sheet. As the company’s mutual fund performance continues to improve, Janus is focused on translating that momentum into new sales.

“Our new TV ads are reminding investors that Janus goes to great lengths to find promising companies others may have missed — and that we build portfolios in a highly disciplined manner,” Scheid said. “We’ve also realigned our sales organization and hired two senior executives with a combined 37 years of industry experience to lead our growth initiatives in the institutional and intermediary markets.”

Scheid said Dominic Martellaro, the new senior vice president and managing director of Janus Global Intermediary Distribution, has broadened the company’s broker-dealer reach by adding nine new external sales professionals in the U.S. since August. Janus now has a total of 40 sales professionals in the field, including 16 outside the U.S. As the intermediary business gains traction, Scheid said Janus will continue to invest in it to make sure the company’s sales team has the tools and products to meet clients’ needs. To boost intermediary sales, Janus has introduced A and R shares and streamlined its intermediary channel structure to further leverage the company’s strong relations in the defined contributions and subadvised markets.

In addition, Scheid said John Zimmerman, the new senior vice president and managing director of Janus Institutional Asset Management, has developed a business model that offers institutional clients and consultants several benefits. They include portfolios designed to meet style-specific mandates, increased transparency in the company’s investment process and greater access to Janus investment professionals. Janus, which manages more than $30 billion in assets for institutional clients, offers a broad array of products, including a successful line of mathematical, risk-managed portfolios managed by its INTECH subsidiary.

Investment Management Performance

The performance of the company’s primary fund family, Janus Investment Funds (JIF), continued to improve in the third quarter. In fact, this is the fifth consecutive quarter that those funds’ 1-year performance has improved based on total returns and the percentage of funds finishing in the top half of their Lipper categories.

Based on total returns at the end of September 2004, approximately 74% of those funds were in the top half of their Lipper categories on a 1-year basis, and more than 68% were in the top half of their Lipper categories on a 3-year basis based on total returns. Those figures are up significantly from the end of September 2003, when 45% of JIF funds finished in the top half of their Lipper categories on a 1-year basis, and 29% were in the top half on a 3-year basis.

“The real driver behind our steadily improving performance is our emphasis on fundamental research and bottom-up stock picking,” said Janus President and Chief Investment Officer Gary Black.

For the second consecutive quarter, all seven JIF growth funds were in the top two quartiles on a 1-year basis and approximately 86% were again in the top two quartiles on a 3-year basis based on total returns.

One of those growth funds, the $9 billion Janus Twenty Fund, has performed particularly well during the last three years. For the 1-year period ended September 30, 2004, the Janus Twenty Fund outperformed its entire Lipper peer group, finishing 1st out of 631 large-cap growth funds based on total returns. For the 3-year period ended September 30, 2004, Janus Twenty Fund beat 88% of its peers, ranking 59th out of 513 large-cap growth funds based on total returns. For the same 5-year period, Janus Twenty Fund finished 259th out of 371 large-cap growth funds based on total returns. For the same 10-year period, Janus Twenty Fund finished 1st out of 116 large-cap growth funds based on total returns. (Janus Twenty Fund is closed to new investors.)

Exhibit 1 provides detailed Lipper rankings for the JIF funds. Exhibit 2 provides performance data for the JIF Funds.

Recent Developments

Stock Repurchases

On July 20, 2004, the Janus Board of Directors agreed to a new authorization of up to $500 million to repurchase shares of Janus common stock through December 31, 2006. Under this authorization, Janus repurchased 3.0 million common shares at an aggregate purchase price of $41.6 million during the third quarter 2004.

Tax Contingencies

Janus periodically reassesses the probability of loss related to historical tax contingencies based on the latest information available. As a result of the favorable resolution of various audits and negotiations with taxing authorities, Janus reversed $25.0 million of previously recorded income taxes and related accrued expenses during the third quarter 2004.

Facility Charge

During 2001, Janus closed its call center in Austin, Texas. During the current quarter, a reassessment of the market conditions in Austin resulted in a decrease of the projected future sublease income that Janus may receive through the end of its lease term. This change in assumptions resulted in a charge of $8.2 million in the current quarter.

Bay Isle Financial

On September 14, 2004, Janus completed the sale of Bay Isle’s Private Client Asset Management division for $8.0 million. The division managed $0.6 billion of assets at the date of disposition. The transaction resulted in a pretax loss of $2.0 million, primarily due to the write-off of goodwill and intangible assets assigned to the division. Janus will retain Bay Isle’s asset-management business, which includes institutional and REIT products managed by the Bay Isle investment team.

Investment Management Results — Third Quarter 2004 vs. Third Quarter 2003

Average assets under management in the third quarter 2004 totaled $129.2 billion compared with $149.2 billion for the comparable 2003 quarter, a decrease of 13.4%. This decrease — and $5.9 million in settlement-related management fee reductions that began July 1, 2004 — caused total revenues to decline 16.1%, from $256.6 million to $215.2 million.

Significant expense items from the third quarter of 2003 include the following:

•	Employee compensation and benefits remained comparable with the same period last year. The improvement of relative fund performance increased incentive compensation approximately $4.8 million during the current quarter. This increase was offset by declines in asset-based incentive compensation and the companywide discretionary bonus plan.

•	Restricted stock compensation declined $2.8 million in the current quarter due to reduced amortization from the forfeiture of stock awards.

•	Marketing and fulfillment increased $1.9 million as a result of the introduction of a new print and television campaign in early September.

•	Distribution expenses declined $7.3 million, or 20.0%, as average assets under management subject to third-party concessions declined 21%.

•	Depreciation and amortization decreased $5.0 million due to a decline in depreciation of $2.7 million as significant technology-related capital expenditures became fully depreciated at the end of 2003. In addition, amortization of deferred commissions decreased by $2.3 million, reflecting a decline in Janus World Fund Class B Share sales.

•	Interest expense decreased $10.0 million primarily from the retirement of debt in the second quarter 2004.

Investment Management Results — Nine Months Ended September 30, 2004 vs. 2003

Average assets under management for the first nine months of 2004 were $138.7 billion, a 2.6% decrease from the same period last year. The lower assets under management and the July 1, 2004 decrease in management fees resulted in a 4.5% decline in total revenue, from $733.3 million to $700.3 million, while operating expenses increased $73.9 million due primarily to costs associated with the mutual fund investigation and settlement. On an adjusted basis, operating expenses in the first nine months of 2004 decreased $35.7 million, driven by declines in employee compensation, restricted stock compensation, distribution expenses and depreciation.

Printing and Fulfillment Financial Results — Third Quarter 2004

The printing and fulfillment business realized an operating loss of $4.2 million and a net loss of $2.4 million during the third quarter 2004. The loss reflects the normal seasonal decline in revenues and lower-than-expected production from the offset printing business.

Third Quarter 2004 Earnings Call

Janus Capital Group will discuss its results during a conference call Thursday, October 21 at 11 a.m. Eastern Daylight Time. The call-in number will be 877-301-7574. (Anyone outside the U.S. or Canada should call 706-643-3623.) The slides used during the presentation will be available in the investor relations section of the Janus Capital Group Web site (www.janus.com) approximately 30 minutes prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com.

About Janus Capital Group Inc.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), Bay Isle Financial LLC and Capital Group Partners. In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

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Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Data presented reflects past performance, which is no guarantee of future results. Funds distributed by Janus Distributors LLC (10/04). Janus Twenty Fund is closed to new investors.

This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Registration Statement on Form S-4/A filed on September 20, 2004 and in our Annual Report on Form 10-K for the year ended December 31, 2003, on file with the Securities and Exchange Commission (Commission file no. 001-15253). Many of these factors are beyond the control of the Company and its management. Any forward-looking statements contained in this release are as of the date on which such statements were made. The Company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results express or implied therein will not be realized.

Janus World Funds Plc is a UCITS established under Irish law; it is not available to US or UK persons. Issued by Janus International Limited, authorized and regulated by the Financial Services Authority and in Hong Kong by Janus International (Asia) Limited.

JANUS CAPITAL GROUP INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except per share data)

	Three Months Ended			Year to Date
	September 30,	June 30,	September 30,	September 30,	September 30,
	2004	2004	2003	2004	2003
Revenues:
Investment management fees	$170.2	$187.9	$203.0	$557.3	$578.1
Shareowner servicing fees and other	45.0	47.3	53.6	143.0	155.2
Printing and fulfillment	22.6	23.6	—	70.7	—

Total	237.8	258.8	256.6	771.0	733.3

Operating expenses:
Employee compensation and benefits	57.9	72.5	56.7	192.4	174.3
Restricted stock compensation	15.8	18.8	18.6	56.1	60.6
Marketing and fulfillment	6.5	8.8	4.6	19.4	16.6
Distribution	29.2	31.6	36.5	95.6	108.0
Depreciation and amortization	13.3	14.4	16.5	43.5	51.3
General, administrative and occupancy	32.8	36.2	31.8	103.1	90.2
Cost of printing and fulfillment	22.8	22.3	—	67.9	—
Restructuring and impairments	10.2	—	2.6	24.4	2.6
Provision for mutual fund investigation	—	6.0	9.0	65.0	9.0

Total	188.5	210.6	176.3	667.4	512.6

Operating Income	49.3	48.2	80.3	103.6	220.7
Equity in earnings of unconsolidated affiliates	1.6	1.6	19.5	4.3	55.3
Gain on disposition of DST common shares	—	228.0	—	228.0	—
Interest expense	(4.8)	(11.6)	(14.8)	(31.2)	(45.5)
Loss on early extinguishment of debt	—	(55.5)	—	(55.5)	—
Other, net	4.9	2.9	3.1	11.0	7.3

Income before taxes and minority interest	51.0	213.6	88.1	260.2	237.8
Income tax provision (benefit)	(3.2)	81.2	32.1	91.1	90.5
Minority interest in consolidated earnings	2.9	2.2	1.1	6.9	2.7

Income from continuing operations	51.3	130.2	54.9	162.2	144.6

Loss from operations of Nelson	—	—	(0.1)	—	(3.7)
Loss on disposal of Nelson (net of tax benefit of $1.5)	—	—	(3.9)	—	(3.9)

Loss from discontinued operations — Nelson	—	—	(4.0)	—	(7.6)

Net income	$51.3	$130.2	$50.9	$162.2	$137.0

Basic earnings per share
Weighted average common shares outstanding (in millions)	231.8	232.2	229.2	231.5	227.3
Income from continuing operations	$0.22	$0.56	$0.24	$0.70	$0.63
Loss from discontinuing operations	—	—	(0.02)	—	(0.03)

Net income	$0.22	$0.56	$0.22	$0.70	$0.60

Diluted earnings per share
Weighted average diluted common shares outstanding (in millions)	233.0	234.0	231.7	233.0	229.2
Income from continuing operations	$0.22	$0.56	$0.24	$0.70	$0.63
Loss from discontinuing operations	—	—	(0.02)	—	(0.03)

Net income	$0.22	$0.56	$0.22	$0.70	$0.60

JANUS CAPITAL GROUP INC.
Non-GAAP Reconciliations
(dollars in millions, except per share data)

Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature. The company believes that excluding these items is useful to management and investors because it provides a more comparable basis for evaluating Janus’ operating results and financial performance over time. Internally, these adjusted results are used to evaluate the performance of the company.

	Three Months Ended September 30, 2004
			Investment
	Investment	Non-GAAP	Management	Printing and	Adjusted
	Management	Adjustments	Adjusted	Fulfillment	Total
Revenues	$215.2	$—	$215.2	$22.6	$237.8
Operating expenses	151.5	(2.6)[1]	148.9	26.8	175.7
Restructuring and impairments	10.2	(10.2)[2,3]	—	—	—

Total	161.7	(12.8)	148.9	26.8	175.7

Operating Income (Loss)	53.5	12.8	66.3	(4.2)	62.1
Operating Margin	24.9%		30.8%	–18.6%	26.1%
Other expenses (income)	1.4	2.5 [4]	3.9	(0.2)	3.7
Income tax provision (benefit)	(1.6)	27.3 [4]	25.7	(1.6)	24.1

Net Income (Loss)	$53.7	$(17.0)	$36.7	$(2.4)	$34.3

Diluted Earnings (Loss) per Share	$0.23	$(0.07)	$0.16	$(0.01)	$0.15
Average Assets Under Management (Billions)	$129.2

	Three Months Ended June 30, 2004
			Investment
	Investment	Non-GAAP	Management	Printing and	Adjusted
	Management	Adjustments	Adjusted	Fulfillment	Total
Revenues	$235.2	$—	$235.2	$23.6	$258.8
Operating expenses	177.4	(21.6)[1]	155.8	27.2	183.0
Provision for mutual fund investigation	6.0	(6.0)[9]	—	—	—

Total	183.4	(27.6)	155.8	27.2	183.0

Operating Income (Loss)	51.8	27.6	79.4	(3.6)	75.8
Operating Margin	22.0%		33.8%	–15.3%	29.3%
Other expenses (income)	(162.8)	172.5 [6,7]	9.7	(0.4)	9.3
Income tax provision (benefit)	82.2	(55.2)[4]	27.0	(1.0)	26.0

Net Income (Loss)	$132.4	$(89.7)	$42.7	$(2.2)	$40.5

Diluted Earnings (Loss) per Share	$0.57	$(0.39)	$0.18	$(0.01)	$0.17
Average Assets Under Management (Billions)	$138.6

	Three Months Ended September 30, 2003
			Investment
	Investment	Non-GAAP	Management		Adjusted
	Management	Adjustments	Adjusted	DST	Total
Revenues	$256.6	$—	$256.6	$—	$256.6
Operating expenses	164.7	—	164.7	—	164.7
Restructuring and impairments	2.6	(2.6)[5]	—	—	—
Provision for mutual fund investigation	9.0	(9.0)[9]	—	—	—

Total	176.3	(11.6)	164.7	—	164.7

Operating Income	80.3	11.6	91.9	—	91.9
Operating Margin	31.3%		35.8%		35.8%
Other expenses (income)	15.6	(4.3)[10]	11.3	(18.3)	(7.0)
Income tax provision	25.1	4.4 [4]	29.5	7.0	36.5

Net Income	$39.6	$11.5	$51.1	$11.3	$62.4

Diluted Earnings per Share	$0.17	$0.05	$0.22	$0.05	$0.27
Average Assets Under Management (Billions)	$149.2

See notes to non-GAAP adjustments on page 9.

JANUS CAPITAL GROUP INC.
Non-GAAP Reconciliations (continued)
(dollars in millions, except per share data)

	Nine Months Ended September 30, 2004
			Investment
	Investment	Non-GAAP	Management	Printing and	Adjusted
	Management	Adjustments	Adjusted	Fulfillment	Total
Revenues	$700.3	$—	$700.3	$70.7	$771.0
Operating expenses	497.1	(31.8)[1]	465.3	80.9	546.2
Restructuring and impairments	24.4	(24.4)[2,3,8]	—	—	—
Provision for mutual fund investigation	65.0	(65.0)[9]	—	—	—

Total	586.5	(121.2)	465.3	80.9	546.2

Operating Income (Loss)	113.8	121.2	235.0	(10.2)	224.8
Operating Margin	16.3%		33.6%	-14.4%	29.2%
Other expenses (income)	(149.1)	175.0 [4,6,7]	25.9	(0.6)	25.3
Income tax provision (benefit)	94.7	(10.7)[4]	84.0	(3.6)	80.4

Net Income (Loss)	$168.2	$(43.1)	$125.1	$(6.0)	$119.1

Diluted Earnings (Loss) per Share	$0.72	$(0.18)	$0.54	$(0.03)	$0.51
Average Assets Under Management (Billions)	$138.7

	Nine Months Ended September 30, 2003
			Investment
	Investment	Non-GAAP	Management		Adjusted
	Management	Adjustments	Adjusted	DST	Total
Revenues	$733.3	$—	$733.3	$—	$733.3
Operating expenses	501.0	—	501.0	—	501.0
Restructuring and impairments	2.6	(2.6)[5]	—	—	—
Provision for mutual fund investigation	9.0	(9.0)[9]	—	—	—

Total	512.6	(11.6)	501.0	—	501.0

Operating Income	220.7	11.6	232.3	—	232.3
Operating Margin	30.1%		31.7%		31.7%
Other expenses (income)	46.7	(7.9)[10]	38.8	(53.5)	(14.7)
Income tax provision	70.1	4.4 [4]	74.5	20.4	94.9

Net Income	$103.9	$15.1	$119.0	$33.1	$152.1

Diluted Earnings per Share	$0.45	$0.06	$0.51	$0.15	$0.66
Average Assets Under Management (Billions)	$142.4

Footnotes to adjustments:

(1)	Charges related to severance payments and the acceleration of restricted stock as a result of several executive level departures.

(2)	Charge ($8.2M) related to Janus’ Austin, Texas facility closed during 2001.

(3)	The sale of Bay Isle’s Private Client Asset Management division resulted in a pretax loss of $2.0 million.

(4)	Includes the tax effect of adjustments, plus the reversal of $25.0 million of tax contingencies and related accrued expenses in the third quarter 2004.

(5)	In the third quarter of 2003, the final estimate of the costs necessary to shut down the Berger and Stilwell offices and receive shareholder approval to merge the Berger Growth Funds with the comparable Janus funds was recorded, resulting in an additional charge of $2.6 million.

(6)	As a result of the debt extinguishment, Janus incurred a second quarter non-operating charge of $55.5 million, primarily related to the premium paid to exchange the old notes for new notes given declines in interest rates.

(7)	On June 16, 2004 Janus sold its remaining 7.4 million shares of DST common stock to an unrelated third party. The sale resulted in a pretax gain of $228.0 million.

(8)	In the first quarter 2004, a write-down of intangible assets totaling $14.2 million was recorded associated with the termination notices received in the first quarter 2004 from certain subadvised accounts.

(9)	Charges related to the mutual fund investigation, including civil penalties, restoration, legal and other administrative costs.

(10)	Operating loss of Nelson Money Managers Plc, a UK-based investment management company sold in the third quarter 2003.

JANUS CAPITAL GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2004	2003
Assets
Cash and cash equivalents	$864.6	$1,222.8
Other current assets	253.1	243.4
Investments and other assets	84.5	386.2
Property and equipment, net	67.8	58.7
Intangibles and goodwill, net	2,402.9	2,421.1

Total Assets	$3,672.9	$4,332.2

Liabilities and Stockholders’ Equity
Debt	$377.9	$852.6
Other liabilities	156.7	254.1
Deferred income taxes	444.8	564.3
Stockholders’ equity	2,693.5	2,661.2

Total Liabilities and Stockholders’ Equity	$3,672.9	$4,332.2

UNAUDITED CONDENSED CONSOLIDATED
CASH FLOW INFORMATION
(dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2004	2004	2003	2004	2003
Cash provided by (used in)
Operating activities	$(178.0)	$45.0	$109.6	$(54.7)	$168.2
Investing activities	(4.1)	315.4	(30.0)	290.6	(170.8)
Financing activities	(53.9)	(538.3)	(10.4)	(594.1)	(26.8)

Net change during period	$(236.0)	$(177.9)	$69.2	$(358.2)	$(29.4)

ASSETS UNDER MANAGEMENT BY MANAGER
(dollars in billions)

	September 30,		June 30,		September 30,
	2004	%	2004	%	2003	%
Janus Capital Management LLC	$101.1	77.6%	$108.4	80.1%	$128.2	87.5%
Bay Isle Financial LLC	0.6	0.5%	1.2	0.9%	1.2	0.8%
Enhanced Investment Technologies, LLC	20.1	15.4%	17.5	12.9%	11.1	7.6%
Perkins, Wolf, McDonnell and Company	8.4	6.5%	8.3	6.1%	6.0	4.1%

Total assets	$130.2	100.0%	$135.4	100.0%	$146.5	100.0%

JANUS CAPITAL GROUP INC.
ASSET FLOWS BY INVESTMENT DISCIPLINE
(dollars in billions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Growth Equity
Beginning of period assets	$73.8	$84.7	$84.9	$81.5
Sales	1.0	5.2	5.5	17.6
Redemptions	(5.1)	(9.4)	(22.9)	(26.8)

Net redemptions	(4.1)	(4.2)	(17.4)	(9.2)
Market appreciation (depreciation)	(3.0)	3.1	(0.8)	11.3

End of period assets	$66.7	$83.6	$66.7	$83.6

Mathematical / Quantitative
Beginning of period assets	$17.5	$10.5	$14.3	$7.3
Sales	3.0	1.0	6.3	3.3
Redemptions	(0.2)	(0.5)	(1.6)	(0.6)

Net sales	2.8	0.5	4.7	2.7
Market appreciation (depreciation)	(0.1)	0.1	1.1	1.1

End of period assets	$20.1	$11.1	$20.1	$11.1

Fixed Income
Beginning of period assets	$6.0	$8.9	$7.3	$6.8
Sales	0.3	0.9	1.2	4.3
Redemptions	(0.6)	(1.9)	(2.4)	(3.7)

Net sales (redemptions)	(0.3)	(1.0)	(1.2)	0.6
Market appreciation (depreciation)	0.2	0.1	(0.3)	0.6

End of period assets	$5.8	$8.0	$5.8	$8.0

Core / Blend
Beginning of period assets	$17.7	$20.6	$20.8	$18.9
Sales	0.4	1.1	1.7	3.5
Redemptions	(1.1)	(1.7)	(6.0)	(4.0)

Net redemptions	(0.7)	(0.6)	(4.3)	(0.5)
Market appreciation (depreciation)	(0.2)	0.5	0.3	2.1

End of period assets	$16.8	$20.5	$16.8	$20.5

Value
Beginning of period assets	$9.3	$6.8	$8.4	$6.4
Dispositions	(0.6)	—	(0.6)	—
Sales	0.7	0.6	2.5	1.6
Redemptions	(0.7)	(0.5)	(2.3)	(1.6)

Net sales	—	0.1	0.2	—
Market appreciation	0.2	0.4	0.9	0.9

End of period assets	$8.9	$7.3	$8.9	$7.3

Money Market
Beginning of period assets	$11.1	$18.3	$15.8	$17.5
Sales	20.0	31.2	67.8	141.2
Redemptions	(19.4)	(33.5)	(71.8)	(142.7)

Net sales (redemptions)	0.6	(2.3)	(4.0)	(1.5)
Market appreciation	—	—	—	—

End of period assets	$11.8	$16.0	$11.8	$16.0

Complex-Wide
Beginning of period assets	$135.4	$149.8	$151.5	$138.4
Dispositions	(0.6)	—	(0.6)	—
Sales	25.5	40.0	85.0	171.5
Redemptions	(27.1)	(47.5)	(107.0)	(179.4)

Net redemptions	(1.6)	(7.5)	(22.0)	(7.9)
Market appreciation (depreciation)	(3.0)	4.2	1.3	16.0

End of period assets	$130.2	$146.5	$130.2	$146.5

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented. Therefore totals and subtotals may not foot.

Exhibit 1
Janus Investment Funds

		Lipper Rankings Based
		on Total Returns as of 9/30/04
		1-Year		3-Year		5-Year		10-Year
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Janus Enterprise Fund	Mid-Cap Growth Funds	11	53 / 505	47	190 / 408	93	237 / 255	57	56 / 98
Janus Fund	Large-Cap Growth Funds	42	262 / 631	38	191 / 513	63	233 / 371	36	42 / 116
Janus Mercury Fund	Large-Cap Growth Funds	12	71 / 631	44	223 / 513	63	233 / 371	6	6 / 116
Janus Olympus Fund	Multi-Cap Growth Funds	48	203 / 429	53	185 / 349	62	127 / 207	—	—
Janus Orion Fund	Multi-Cap Growth Funds	7	28 / 429	10	34 / 349	—	—	—	—
Janus Twenty Fund*	Large-Cap Growth Funds	1	1 / 631	12	59 / 513	70	259 / 371	1	1 / 116
Janus Venture Fund*	Small-Cap Growth Funds	26	130 / 518	17	69 / 420	64	178 / 280	39	31 / 80
Core Funds
Janus Balanced Fund	Balanced Funds	53	286 / 545	47	211 / 448	38	138 / 366	8	11 / 149
Janus Core Equity Fund	Large-Cap Core Funds	5	46 / 953	10	73 / 794	13	77 / 607	—	—
Janus Growth and Income Fund	Large-Cap Core Funds	40	380 / 953	47	370 / 794	31	183 / 607	4	7 / 217
Janus Risk-Managed Stock Fund	Multi-Cap Core Funds	2	13 / 684	—	—	—	—	—	—
Janus Contrarian Fund(1)	Multi-Cap Core Funds	6	39 / 684	3	13 / 501	—	—	—	—
Income Funds
Janus Federal Tax-Exempt Fund	General Muni Debt Funds	97	291 / 299	67	176 / 265	84	193 / 230	72	92 / 128
Janus Flexible Income Fund	Intermediate Inv Grade Debt Funds	47	207 / 444	10	32 / 348	54	138 / 258	12	13 / 113
Janus High-Yield Fund	High Current Yield Funds	65	270 / 420	68	236 / 350	14	37 / 276	—	—
Janus Short-Term Bond Fund	Short Investment Grade Debt Funds	6	10 / 191	25	32 / 128	35	34 / 98	33	18 / 54
International/Global Funds
Janus Global Life Sciences Fund	Health/Biotechnology Funds	7	12 / 194	53	80 / 152	62	40 / 64	—	—
Janus Global Opportunities Fund	Global Funds	35	107 / 313	10	23 / 250	—	—	—	—
Janus Global Technology Fund	Science & Technology Funds	72	222 / 311	63	175 / 277	54	61 / 114	—	—
Janus Overseas Fund	International Funds	64	539 / 846	64	445 / 704	32	158 / 501	4	5 / 151
Janus Worldwide Fund	Global Funds	98	305 / 313	97	243 / 250	85	151 / 178	37	21 / 56
Value Funds
Janus Mid Cap Value Fund — Inv(2)	Mid-Cap Value Funds	31	66 / 212	16	23 / 149	3	3 / 100	—	—
Janus Small Cap Value Fund — Inv.*(2)	Small-Cap Core Funds	46	245 / 541	37	157 / 434	24	72 / 309	—	—

	Percent of Retail Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year
1st Quartile	39.1%	40.9%	21.1%	50.0%
2nd Quartile	34.8	27.3	21.1	33.3
3rd Quartile	17.4	27.3	42.1	16.7
4th Quartile	8.7	4.5	15.8	0.0

Data presented reflects past performance, which is no guarantee of future results.

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested.

Some funds may have experienced poor or negative short-term performance. Call 1-800-525-3713 for current month end performance.

Funds not ranked by Lipper are not included in percentages disclosed on page 2.

A fund’s performance may be affected by risks that include those associated with non-diversification, investments in foreign securities, non-investment grade debt securities, undervalued companies or companies with a relatively small market capitalization. Please see a Janus prospectus for more detailed information.

A fund’s performance for very short time periods may not be indicative of future performance.

1.	Effective September 30, 2004, Janus Special Equity Fund changed its name to Janus Contrarian Fund.

2.	Rating is for the investor share class only; other classes may have different performance characteristics.

*	Closed to new investors.

Exhibit 2

	Average Annual Total Returns (%)[1]
	PERIODS ENDING September 30, 2004
	ONE	THREE	FIVE	TEN	SINCE
	YEAR	YEARS	YEARS	YEARS	INCEPTION
Growth & Core (Inception Date)
Janus Fund (2/70)	7.57	1.01	(6.52)	8.29	13.91
Janus Twenty Fund[2] (4/85)	20.99	4.58	(7.11)	12.21	13.16
Janus Olympus Fund (12/95)	9.91	3.56	(5.68)	—	10.44
Janus Orion Fund[11] (6/00)	19.08	8.61	—	—	(10.44)
Janus Mercury Fund (5/93)	11.58	0.56	(6.52)	10.80	12.36
Janus Enterprise Fund[3] (9/92)	16.96	5.27	(7.56)	7.62	10.28
Janus Venture Fund[2,3] (4/85)	13.96	11.92	(0.50)	9.50	13.06
Janus Growth and Income Fund (5/91)	11.54	2.14	(0.97)	13.01	12.95
Janus Contrarian Fund (2/00)	19.23	12.15	—	—	3.04
Janus Core Equity Fund (6/96)	16.26	4.69	1.03	—	11.76
Janus Balanced Fund (9/92)	9.16	4.45	3.13	11.34	11.29
International & Global (Inception Date)
Janus Worldwide Fund[4,11] (5/91)	7.08	(0.60)	(4.54)	7.86	10.61
Janus Overseas Fund[3,4,11] (5/94)	17.76	6.73	1.21	10.24	9.88
Janus Global Technology Fund[3,4,11] (12/98)	(2.01)	(0.04)	(11.94)	—	(0.92)
Janus Global Life Sciences Fund[4] (12/98)	16.00	0.18	6.27	—	9.23
Janus Global Opportunities Fund[4,5] (6/01)	17.03	11.98	—	—	7.93
Janus International Equity Fund[4,11,14,15,16] (7/90)	23.14	11.18	(0.51)	4.51	5.68
Value (Inception Date)
Janus Focused Value Fund[14,15] (3/90)	11.01	8.77	11.39	14.01	12.88
Janus Mid Cap Value Fund — Investor Shares[12] (8/98)	23.71	16.44	17.83	—	18.12
Janus Mid Cap Value Fund — Institutional Shares[2,12] (8/98)	23.93	16.67	17.96	—	18.24
Janus Small Cap Value Fund — Investor Shares[2,13] (10/87)	20.91	14.87	14.33	15.85	14.63
Janus Small Cap Value Fund — Institutional Shares[2,13] (10/87)	21.18	15.22	14.64	16.12	14.79
Risk-Managed (Inception Date)
Janus Risk-Managed Stock Fund[4,18] (2/03)	21.14	—	—	—	24.46
Fixed-Income (Inception Date)
Janus Flexible Income Fund[6,9,10] (7/87)	3.36	6.46	6.57	7.73	8.07
Janus High-Yield Fund[4,6,9,10] (12/95)	10.61	9.86	7.07	—	8.58
Janus Short-Term Bond Fund[6,7,9] (9/92)	2.61	3.35	5.04	5.38	5.07
Janus Federal Tax-Exempt Fund[6,7,8,9] (5/93)	1.94	4.38	4.94	5.34	4.82
Money Market (Inception Date)
Janus Money Market Fund[17] (2/95)	0.69	1.06	2.74	—	3.89
Money Market Fund Current 7-Day Yield and 7-Day Yield without waivers as of September 30, 2004 were 1.28% and 1.18%, respectively.
Janus Government Money Market Fund[17] (2/95)	0.62	1.00	2.66	—	3.80
Janus Government Money Market Fund Current 7-Day Yield and 7-Day Yield without waivers as of September 30, 2004 were 1.21% and 1.11%, respectively.

Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown. Call 1-800-525-1068 or visit janus.com for current month end performance.

An investment in the Money Market Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. The yield more closely reflects the current earnings of the Money Market Fund than the total return.

Total return includes reinvestment of dividends and capital gains.

Due to recent market volatility, certain funds may have an increased position in cash for temporary defensive purposes.

All performance figures shown in this report are net of management fees.

1 All figures unaudited.

2 Closed to new investors.

3 This Fund has been significantly impacted, either positively or negatively, by investing in initial public offerings (IPOs).

4 A 2% redemption fee may be imposed on shares held for 3 months or less.

5 Returns have sustained significant gains and losses due to market volatility in the consumer discretionary sector.

6 Bond funds have the same interest rate, inflation, and credit risks that are associated with the underlying bonds owned by the Fund. Unlike owning individual bonds, there are ongoing fees and expenses associated with owning shares of bonds funds. The return of principal is not guaranteed due to net asset value fluctuation that is caused by changes in the price of specific bonds held in the Fund and selling of bonds within the fund by the Portfolio Manager.

7 Janus Capital has contractually agreed to waive Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund’s total operating expenses to the levels indicated in the prospectus until at least March 1, 2006. Without such waivers, Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund’s yield would have been 1.67% and 2.18%, respectively and total returns would have been lower.

8 Income may be subject to state or local taxes and to a limited extent certain federal tax. Capital gains are subject to federal, state and local taxes.

9As of September 30, 2004, 30-day SEC Yield was 2.62% on Janus Federal Tax-Exempt Fund, 3.53% on Janus Flexible Income Fund, 5.73% on Janus High-Yield Fund and 2.02% on Janus Short-Term Bond Fund.

10Adviser has agreed to waive a portion of the Fund’s expenses if they exceed the designated cap. If during the periods shown, the Fund’s actual expenses exceeded the cap, its total return would have been lower. There were no waivers in effect for the most recent period presented.

11This Fund may have significant exposure to emerging markets which may lead to greater price volatility.

12Returns shown for Janus Mid Cap Value Fund prior to April 21, 2003 are those of Berger Mid Cap Value Fund.

13Returns shown for Janus Small Cap Value Fund prior to April 21, 2003 are those of Berger Small Cap Value Fund.

14Returns shown for Focused Value Fund and International Equity Fund for periods prior to October 13, 2003 are derived from the historical performance of Class A Shares of Vontobel US Value Fund and Vontobel International Equity Fund, respectively. Returns are restated to reflect the higher expected fees and expenses of Focused Value Fund and International Equity Fund. Janus Capital has contractually agreed to waive each Fund’s total operating expenses to the levels indicated in the prospectus until at least September 30, 2005.

15 Vontobel Asset Management, Inc. is the subadviser to the Focused Value and International Equity Funds.

16Since inception returns reflect Vontobel International Equity Fund’s performance from July 6, 1990, when Vontobel Asset Management, Inc. became the Fund’s investment adviser. Previous periods during which the Fund was advised by other investment advisers are not shown.

17Janus Capital has contractually agreed to reduce the Fund’s total operation expenses to the levels indicated in the prospectus until at least March 1, 2006. Without such waivers total return would have been lower.

18 The voluntary waiver of the Fund’s management fee terminated on June 25, 2004. Without such waivers total returns from inception to June 24, 2004 would have been lower.